Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. ANNOUNCES FIRST-QUARTER 2016 FINANCIAL RESULTS

Constant-Currency Revenue Up 5% on International Growth and Direct-to-Consumer Expansion
Net Income Grows 71% Reflecting Improved Performance and Lower FX Losses

SAN FRANCISCO (April 12, 2016) – Levi Strauss & Co. (LS&Co.) announced financial results today for the first quarter ended February 28, 2016.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	February 28, 2016	March 1, 2015	As Reported
Net revenues	$1,057	$1,055	—
Net income attributable to LS&Co.	$66	$38	71%
Adjusted EBIT	$124	$120	4%

Net revenues were flat on a reported basis and grew five percent excluding $46 million in unfavorable currency translation effects. The revenue growth primarily reflected increased sales from the retail network in Europe and Asia. Constant-currency direct-to-consumer sales grew low double-digits for the first quarter, reflecting expansion of the retail network as well as ecommerce growth. Constant-currency wholesale revenues were up one percent for the quarter.

First-quarter net income grew 71 percent primarily reflecting lower foreign currency transaction losses as well as higher Adjusted EBIT and lower interest expense. Adjusted EBIT grew four percent on a reported basis and twelve percent on a constant-currency basis, primarily reflecting an improvement in gross margin and higher constant-currency revenues, partially offset by increased investment in the company's direct-to-consumer channel and advertising.

“We are off to a good start in 2016 and remain committed to delivering our priorities and financial objectives for the full year,” said Chip Bergh, president and chief executive officer. “Our direct-to-consumer and international businesses continued to fuel our growth, and our Levi's® women's business grew again this quarter on a global basis. Looking forward, we anticipate the second quarter will be a difficult comparison to the prior year, given our planned retail and advertising investments, and as the U.S. wholesale channel continues to face traffic challenges and ongoing softness in consumer spending at retail.”

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LS&Co. Q1 2016 Results/Add One
April 12, 2016

First-Quarter 2016 Highlights

▪
On a reported basis, gross profit in the first quarter grew to $560 million compared with $537 million for the same quarter of 2015, despite unfavorable currency translation effects of approximately $24 million. Gross margin for the first quarter grew to 53.0 percent of revenues compared with 50.9 percent of revenues in the same quarter of 2015, primarily due to lower negotiated product costs and streamlined supply chain operations. International and direct-to-consumer sales growth benefited gross margin.

▪
Selling, general and administrative (SG&A) expenses for the first quarter were $441 million compared with $425 million in the same quarter of 2015. Currency favorably impacted SG&A by $15 million. Excluding currency, higher costs were associated with the expansion of the company's retail network and ecommerce business, as well as higher advertising investment. The company had 86 more company-operated stores at the end of the first quarter of 2016 than it did at the end of the first quarter of 2015.

▪
Adjusted EBIT, which excludes the charges associated with the company’s global productivity initiative, was $124 million, up from $120 million in the same quarter of 2015, primarily reflecting the higher gross margin. Currency translation unfavorably impacted Adjusted EBIT by $9 million. A reconciliation of Adjusted EBIT is provided at the end of this press release.

▪	Operating income of $117 million in the first quarter was up from $107 million in the same quarter of 2015, as the higher Adjusted EBIT was complemented by lower restructuring charges.

Regional Overview

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	February 28, 2016	March 1, 2015		February 28, 2016	March 1, 2015
Americas	$571	$574	(1)%	$82	$102	(20)%
Europe	$276	$277	—	$62	$58	6%
Asia	$209	$204	3%	$47	$47	(2)%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, currency translation unfavorably impacted net revenues by $11 million and operating income by $2 million. Excluding currency effects, net revenues grew two percent. Direct-to-consumer and wholesale revenues grew for the region, primarily due to higher sales in Mexico. U.S. wholesale revenues declined slightly reflecting the Dockers® transition. Lower operating income in the region primarily reflected Dockers® transition costs and higher advertising expenses.

•
In Europe, currency translation unfavorably impacted net revenues by $22 million and operating income by $4 million. Excluding currency effects, net revenues grew eight percent reflecting direct-to-consumer growth from performance and expansion, and operating income was up 15 percent due to the region's higher net revenues and improved gross margin.

•
In Asia, currency translation unfavorably impacted net revenues by $13 million and operating income by $4 million. Excluding currency effects, net revenues grew ten percent, primarily reflecting strong performance and expansion of the company-operated retail network. Constant-currency operating income grew six percent, due to the region's higher net revenues.

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LS&Co. Q1 2016 Results/Add Two
April 12, 2016

Cash Flow and Balance Sheet

At February 28, 2016, cash and cash equivalents of $271 million were complemented by $740 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.0 billion. Net debt at the end of the first quarter remained approximately $0.8 billion. Free cash flow through the first quarter of 2016 was $28 million. Subsequent to the quarter-end, in April 2016, the company paid a cash dividend of $60.0 million, an increase of $10 million from 2015.

Investor Conference Call

The company’s first-quarter 2016 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~041216 today, April 12, 2016, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 81204858. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one week. A telephone replay is also available through April 18, 2016, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 81204858. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,800 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2015 net revenues were $4.5 billion. For more information, go to http://levistrauss.com.

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LS&Co. Q1 2016 Results/Add Three
April 12, 2016

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: second quarter financial results, full year gross margin, profitable revenue and gross margin growth, growing the U.S. business, growing the Dockers® brand, sustaining growth in our direct-to-consumer and international businesses, and new store openings. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2015 and our Quarterly Report on Form 10-Q for the quarter ended February 28, 2016, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

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LS&Co. Q1 2016 Results/Add Four
April 12, 2016

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE FIRST QUARTER OF 2016” below for reconciliation to the most comparable GAAP financial measures.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 28, 2016	November 29, 2015
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$271,101	$318,571
Trade receivables, net of allowance for doubtful accounts of $11,043 and $11,025	388,620	498,196
Inventories:
Raw materials	3,382	3,368
Work-in-process	3,696	3,031
Finished goods	733,213	600,460
Total inventories	740,291	606,859
Other current assets	109,410	104,523
Total current assets	1,509,422	1,528,149
Property, plant and equipment, net of accumulated depreciation of $825,536 and $811,013	386,272	390,829
Goodwill	235,541	235,041
Other intangible assets, net	43,170	43,350
Non-current deferred tax assets, net	569,936	580,640
Other non-current assets	93,890	106,386
Total assets	$2,838,231	$2,884,395

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$40,779	$114,978
Current maturities of long-term debt	35,394	32,625
Accounts payable	267,033	238,309
Accrued salaries, wages and employee benefits	133,269	182,430
Restructuring liabilities	15,736	20,141
Accrued interest payable	21,004	5,510
Accrued income taxes	17,190	6,567
Other accrued liabilities	296,516	245,607
Total current liabilities	826,921	846,167
Long-term debt	1,005,243	1,004,938
Long-term capital leases	12,466	12,320
Postretirement medical benefits	102,071	105,240
Pension liability	348,921	358,443
Long-term employee related benefits	59,938	73,342
Long-term income tax liabilities	27,359	26,312
Other long-term liabilities	57,140	56,987
Total liabilities	2,440,059	2,483,749
Commitments and contingencies
Temporary equity	76,538	68,783

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,460,145 shares and 37,460,145 shares issued and outstanding	375	375
Additional paid-in capital	—	3,291
Retained earnings	705,985	705,668
Accumulated other comprehensive loss	(386,995)	(379,066)
Total Levi Strauss & Co. stockholders’ equity	319,365	330,268
Noncontrolling interest	2,269	1,595
Total stockholders’ equity	321,634	331,863
Total liabilities, temporary equity and stockholders’ equity	$2,838,231	$2,884,395
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	February 28, 2016	March 1, 2015
	(Dollars in thousands) (Unaudited)
Net revenues	$1,056,500	$1,055,075
Cost of goods sold	496,902	518,010
Gross profit	559,598	537,065
Selling, general and administrative expenses	441,163	425,282
Restructuring, net	1,848	4,338
Operating income	116,587	107,445
Interest expense	(14,902)	(23,312)
Other expense, net	(2,219)	(26,028)
Income before income taxes	99,466	58,105
Income tax expense	33,175	19,822
Net income	66,291	38,283
Net (income) loss attributable to noncontrolling interest	(455)	109
Net income attributable to Levi Strauss & Co.	$65,836	$38,392
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	February 28, 2016	March 1, 2015
	(Dollars in thousands) (Unaudited)
Net income	$66,291	$38,283
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,582	4,607
Net investment hedge (losses) gains	(664)	141
Foreign currency translation losses	(7,575)	(10,532)
Unrealized (losses) gains on marketable securities	(1,829)	113
Total other comprehensive loss, before related income taxes	(6,486)	(5,671)
Income tax expense related to items of other comprehensive income	(1,224)	(1,549)
Comprehensive income, net of income taxes	58,581	31,063
Comprehensive (income) loss attributable to noncontrolling interest	(674)	132
Comprehensive income attributable to Levi Strauss & Co.	$57,907	$31,195
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 28, 2016	March 1, 2015
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$66,291	$38,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,111	26,475
Asset impairments	459	184
(Gain) loss on disposal of assets	(12)	26
Unrealized foreign exchange losses	8,348	7,489
Realized (gain) loss on settlement of forward foreign exchange contracts not designated for hedge accounting	(12,967)	3,960
Employee benefit plans’ amortization from accumulated other comprehensive loss	3,734	4,272
Noncash restructuring charges	—	335
Amortization of premium, discount and debt issuance costs	620	557
Stock-based compensation	(1,053)	3,600
Allowance for doubtful accounts	498	519
Change in operating assets and liabilities:
Trade receivables	104,777	129,587
Inventories	(134,923)	30,939
Other current assets	(2,758)	(12,647)
Other non-current assets	(1,425)	746
Accounts payable and other accrued liabilities	49,462	(106,432)
Restructuring liabilities	(5,614)	(16,009)
Income tax liabilities	23,654	409
Accrued salaries, wages and employee benefits and long-term employee related benefits	(78,302)	(74,484)
Other long-term liabilities	178	(201)
Other, net	—	21
Net cash provided by operating activities	46,078	37,629
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(30,746)	(21,152)
Proceeds from sales of assets	21	11
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	12,967	(3,960)
Net cash used for investing activities	(17,758)	(25,101)
Cash Flows from Financing Activities:
Repayments of capital leases	(781)	(741)
Proceeds from senior revolving credit facility	75,000	35,000
Repayments of senior revolving credit facility	(154,000)	(135,000)
Proceeds from short-term credit facilities	9,208	7,753
Repayments of short-term credit facilities	(6,763)	(5,045)
Other short-term borrowings, net	3,102	689
Change in restricted cash, net	663	736
Excess tax benefits from stock-based compensation	—	75
Net cash used for financing activities	(73,571)	(96,533)
Effect of exchange rate changes on cash and cash equivalents	(2,219)	(11,520)
Net decrease in cash and cash equivalents	(47,470)	(95,525)
Beginning cash and cash equivalents	318,571	298,255
Ending cash and cash equivalents	$271,101	$202,730

Noncash Investing Activity:
Purchases of property, plant and equipment not yet paid at end of period	$14,244	$9,993

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$1,176	$2,020
Cash paid for income taxes during the period, net of refunds	11,164	18,049
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2016

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on April 12, 2016, discussing the company’s financial condition and results of operations as of and for the quarter ended February 28, 2016. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, restructuring and related charges, severance, asset impairment charges and other, net, and pension and postretirement benefit plan curtailment and net settlement (gains) losses, net.

Free cash flow:

	Three Months Ended
($ millions)	February 28, 2016	March 1, 2015
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$46.1	$37.6

Non-GAAP measure:
Net cash provided by operating activities	$46.1	$37.6
Purchases of property, plant and equipment	(30.7)	(21.2)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	13.0	(4.0)
Free cash flow	$28.4	$12.4

Net debt:

($ millions)	February 28, 2016	November 29, 2015
	(unaudited)
Most comparable GAAP measure:
Total debt	$1,081.4	$1,152.5

Non-GAAP measure:
Total debt	$1,081.4	$1,152.5
Cash and cash equivalents	(271.1)	(318.6)
Net debt	$810.3	$833.9

Adjusted EBIT:

	Three Months Ended
($ millions)	February 28, 2016	March 1, 2015
	(unaudited)
Most comparable GAAP measure:
Operating income	$116.6	$107.4

Non-GAAP measure:
Net income	$66.3	$38.3
Income tax expense	33.2	19.8
Interest expense	14.9	23.3
Other expense, net	2.2	26.0
Restructuring and related charges, severance, asset impairment charges and other, net	7.7	12.1
Pension and postretirement benefit plan curtailment and net settlement losses, net	—	0.3
Adjusted EBIT	$124.3	$119.8